Amendment No. 1 to Security and Loan Agreement
                       and Addendum, Exhibit "A," Thereto


This Amendment No. 1 dated as of March 31, 1997 ("Amendment") amends that certain Security and Loan Agreement dated June 17, 1996 by and between Imperial Bank ("Bank") and Xscribe Corporation ("Borrower") and the Addendum, Exhibit "A," (the "Addendum") thereto, of even date as previously amended (collectively herein the Security and Loan Agreement and the Addendum are referred to as the "Agreement"), as follows: The name of Borrower shall be changed from Xscribe Corporation to Photomatrix, Inc. in the Agreement and any documents executed by Borrower relating thereto.

1.  The  name  of  Borrower  shall  be  changed  from  Xscribe   Corporation  to
Photomatrix, Inc. in the Agreement and any documents executed by Borrower relating thereto.

2. The advance  rate on the accounts  receivable  line of credit as reflected in
Section 1. of the Security and Loan Agreement is amended from 80.000% of Eligible Accounts to 70.000% of Eligible Accounts.

3. Section 6.e. of the Addendum is deleted in its entirety and the following substituted therefor:

         " Accounts with respect to international transactions unless insured by an insurance company acceptable to Bank or covered by letters of credit issued or confirmed by a bank acceptable to Bank. However, Bank may deem, at its sole discretion, international accounts eligible on a case by case basis."

4. Section 7. of the Addendum is deleted in its entirety and the following substituted therefor:

         " All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis."

5. Section 8.a. of the Addendum is deleted in its entirety and the following substituted therefor:

         " Have and maintain a minimum tangible net worth (meaning the excess of all assets, over its liabilities, less subordinated debt) of not less than $3,050,000 from 3/31/97 through 4/29/97 and $2,800,000 at 4/30/97 and thereafter."

6. Section 8.b. of the Addendum is deleted in its entirety and the following substituted therefor:

          " Have and maintain a ratio of total liabilities to tangible net worth of not greater than 1.10 to 1.00 at 3/31/97 and thereafter."


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7. Section  8.c. of the  Addendum is deleted in its  entirety and the  following substituted therefor:

          " Have and maintain working capital of $2,000,000 from 3/31/97 through 4/29/97 and $1,750,000 at 4/30/97 and thereafter. Working capital is defined as current assets minus current liabilities."

8. Section 8.d. of the Addendum is deleted in its entirety and the following substituted therefor:

          " Have and maintain a current ratio of 1.70 to 1.00 at 3/31/97 and thereafter. Current ratio is defined as current assets divided by current liabilities."

9. Section 10.a. of the Addendum is deleted in its entirety and the following substituted therefor:

          " The rate of interest applicable to the Line of Credit Loan Account shall 2.50% per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. A nonutilization fee of one percent (1.00%) shall be charged on the average daily unused portion of the line, payable quarterly in arrears."

10. In consideration of the Bank executing this Amendment, that Borrower agrees that the strike price on the existing warrant for the purchase of 75,000 shares of Photomatrix, Inc. common stock is reset to the lesser of $.50 per share or current market price. This reset is effective immediately and will be documented in entirety with a modified warrant agreement, which Borrower agrees to execute.

11. Except as provided above, the Agreement remains unchanged and the parties hereby confirm that the Agreement as herein amended is in full force and effect.

PHOTOMATRIX, INC.
"Borrower"


By:

Title:



IMPERIAL BANK
"Bank"


By:

Title:


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